<SEQUENCE>2
<FILENAME>ims20065consentex23-1.txt

                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                   ----------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, SEC File No. 333-140437, of International Monetary Systems, Ltd. and the related prospectuses of our audit report dated March 29, 2007 with respect to the consolidated balance sheets at December 31, 2006 and 2005 and the consolidated statements of operations, shareholders' equity and cash flows of International Monetary Systems, Ltd. and its subsidiaries for the years ended December 31, 2006 and 2005 appearing in the Form 10-KSB for the year ended December 31, 2006.


WEBB & COMPANY, P.A.
Certified Public Accountants

March 31, 2007